UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2016

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2016, Independence Realty Operating Partnership, LP (“IROP”), the operating partnership of Independence Realty Trust, Inc. (“IRT”) entered into an Amended and Restated Credit Agreement (the “Amended Agreement”) dated as of June 24, 2016 by and among IROP, as borrower, KeyBank National Association (“KeyBank”), The Huntington National Bank (“HNB”), the other lenders party thereto, KeyBank, as agent, HNB, as syndication agent and KeyBanc Capital Markets (“KeyBanc Capital”) and HNB, as joint lead arrangers and book managers.  The Amended Agreement amended and restated the previously disclosed Credit Agreement (as previously amended, the "Prior Agreement") dated as of September 17, 2015 by and among IROP, as borrower, KeyBank, the other lenders named therein, KeyBank, as agent, HNB, as syndication agent, KeyBanc Capital and HNB, as joint lead arrangers and joint book managers, and Capital One, National Association (“C1”), as documentation agent.

The Amended Agreement provides for a $40 Million Senior Term Loan Facility (the “$40MM Facility”). The Prior Agreement related to a previously disclosed $120 Million Senior Interim Term Loan Facility (the “$120MM Facility”), of which approximately $33.5 Million remained outstanding prior to entering into the Amended Agreement. Upon entering into the Amended Agreement, IROP borrowed $40.0 million under the $40MM Facility, using $33.9 million to pay closing costs and repay the remaining balance under the $120MM Interim Facility.  As a result, the $120MM Facility was terminated.  Other significant changes to the terms of the Prior Agreement resulting from entering into the Amended Agreement include the following:

•

The maturity date of the $40MM Facility is September 17, 2018, subject to acceleration in the event of customary events of default.  The maturity date of the $120MM Interim Facility had been September 16, 2016, subject to extension in certain circumstances.

•

At IROP’s option, borrowings under the $40MM Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 400 basis points, as opposed to 500 basis points under the $120MM Facility, or (ii) a base rate plus a margin of 300 basis points, as opposed to 400 basis points under the $120MM Facility.

•

IROP is required to reduce the principal amount outstanding under the $40MM Facility by $100,000 per month beginning July 2017 and must apply 50% of all net proceeds from equity issuances, sales of assets, or refinancings of assets towards repaying the $40MM Facility, as opposed to 100% under the $120MM Facility.

Prior to the principal payments referenced above, the $40MM Facility requires monthly payments of interest only.

IROP may prepay the $40MM Facility, in whole or in part, at any time without fee or penalty (other than as provided in a separate fee letter among IROP, KeyBank and KeyBanc Capital), except for breakage costs associated with LIBOR borrowings. The $40MM Facility is secured by pledges of certain of the equity interests of IROP’s current and future subsidiaries and joint ventures (on a best-available basis to the extent such equity interests can be pledged pursuant to IRT’s existing debt agreements) and a pledge of the proceeds of all equity issuances by IRT or IROP.  As indicated above, IROP used $33.9 million of the $40MM Facility to pay closing costs and repay the remaining balance under the $120MM Facility.  The $40MM Facility also permits IROP to use it for property acquisitions, capital expenditures, tenant improvements and general working capital purposes.

The foregoing description of the Amended Agreement, including the $40MM Facility, and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Amended Agreement is not intended to provide any other factual or financial information about IRT or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Amended Agreement were made only for purposes of that agreement and as of the date of the Amended Agreement or such other dates as are specified in the Amended Agreement; were solely for the benefit of the parties to the Amended Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Amended Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Amended Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IRT or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the respective dates of the Amended Agreement, which subsequent information may or may not be fully reflected in public disclosures by IRT. The Amended Agreement should not be read alone but should instead be read in conjunction with the other information regarding IRT and its subsidiaries and affiliates that is contained in the filings that IRT makes with the SEC.

IROP is also party to a previously disclosed Credit Agreement (as amended, the "KeyBank Senior Credit Agreement") dated as of September 17, 2015 entered into by and among IROP, as parent borrower, the subsidiary borrowers named therein, KeyBank, the other lenders named therein, KeyBank, as agent and issuing lender and as swing loan lender, HNB, as syndication agent, KeyBanc Capital and HNB, as joint lead arranger and book managers, and C1, as documentation agent. The KeyBank Senior Credit Agreement, relates to a previously disclosed $325 Million Senior Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit filed as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

June 27, 2016	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement dated as of June 24, 2016 by and among, Independence Realty Operating Partnership, LP, as Borrower, KeyBank National Association, The Huntington National Bank, the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent, The Huntington National Bank, as Syndication Agent and KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arrangers and Joint Book Managers, with respect to a $40 Million Senior Term Loan Facility.